Exhibit 1

British American Tobacco p.l.c.
TR-1: Notification of major holdings

1a. Identity of the issuer or the underlying issuer of existing shares to which voting rights are attachedii:	British American Tobacco p.l.c.
1b. Please indicate if the issuer is a non-UK issuer (please mark with an “X” if appropriate)
Non-UK issuer
2. Reason for the notification (please mark the appropriate box or boxes with an “X”)
An acquisition or disposal of voting rights	X
An acquisition or disposal of financial instruments
An event changing the breakdown of voting rights
Other (please specify)iii:
3. Details of person subject to the notification obligationiv
Name	Spring Mountain Investments Ltd
City and country of registered office (if applicable)	Camana Bay, George Town, Cayman Islands
4. Full name of shareholder(s) (if different from 3)[v]
Name	Clarendon Hills Ltd.
City and country of registered office (if applicable)	George Town, Grand Cayman, Cayman Islands
Name	Seneca Investments Limited
City and country of registered office (if applicable)	George Town, Grand Cayman, Cayman Islands
Name	Northfield Investments Limited
City and country of registered office (if applicable)	George Town, Grand Cayman, Cayman Islands
Name	LBS Limited
City and country of registered office (if applicable)	George Town, Grand Cayman, Cayman Islands
Name
City and country of registered office (if applicable)
5. Date on which the threshold was crossed or reachedvi:	15/04/2025
6. Date on which issuer notified (DD/MM/YYYY):	17/04/2025

7. Total positions of person(s) subject to the notification obligation
	% of voting rights attached to shares (total of 8. A)	% of voting rights through financial instruments (total of 8.B 1 + 8.B 2)	Total of both in % (8.A + 8.B)	Total number of voting rights of issuervii
Resulting situation on the date on which threshold was crossed or reached	9.219762	0.000000	9.219762	202,945,636
Position of previous notification (if applicable)	9.996713	0.000000	9.996713

8. Notified details of the resulting situation on the date on which the threshold was crossed or reachedviii
A: Voting rights attached to shares
Class/type of shares ISIN code (if possible)	Number of voting rightsix		% of voting rights
	Direct (Art 9 of Directive 2004/109/EC) (DTR5.1)	Indirect (Art 10 of Directive 2004/109/EC) (DTR5.2.1)	Direct (Art 9 of Directive 2004/109/EC) (DTR5.1)	Indirect (Art 10 of Directive 2004/109/EC) (DTR5.2.1)
GB0002875804 Common Stock	195,395,142	0	8.876745	0.000000
US1104481072 Depository Receipt	7,550,494	0	0.343017	0.000000
SUBTOTAL 8. A	202,945,636		9.219762%

B 1: Financial Instruments according to Art. 13(1)(a) of Directive 2004/109/EC (DTR5.3.1.1 (a))
Type of financial instrument	Expiration date[x]	Exercise/ Conversion Periodxi	Number of voting rights that may be acquired if the instrument is exercised/converted.	% of voting rights
N/A
SUBTOTAL 8. B 1

B 2: Financial Instruments with similar economic effect according to Art. 13(1)(b) of Directive 2004/109/EC (DTR5.3.1.1 (b))
Type of financial instrument	Expiration date[x]	Exercise/ Conversion Period xi	Physical or cash settlementxii	Number of voting rights	% of voting rights

SUBTOTAL 8.B.2

9. Information in relation to the person subject to the notification obligation (please mark the applicable box with an “X”)
Person subject to the notification obligation is not controlled by any natural person or legal entity and does not control any other undertaking(s) holding directly or indirectly an interest in the (underlying) issuerxiii

Full chain of controlled undertakings through which the voting rights and/or the financial instruments are effectively held starting with the ultimate controlling natural person or legal entityxiv (please add additional rows as necessary)
				X
Namexv	Name of controlled undertaking	% of voting rights if it equals or is higher than the notifiable threshold	% of voting rights through financial instruments if it equals or is higher than the notifiable threshold	Total of both if it equals or is higher than the notifiable threshold
Kenneth Bryan Dart		0.000000	0.000000	0.000000%
Kenneth Bryan Dart	Portfolio Services Ltd	0.000000	0.000000	0.000000%
Kenneth Bryan Dart	LBS Limited	0.000000	0.000000	0.000000%
Kenneth Bryan Dart	Northfield Investments Limited	0.000000	0.000000	0.000000%
Kenneth Bryan Dart	Seneca Investments Limited	0.000000	0.000000	0.000000%
Kenneth Bryan Dart	Spring Mountain Investments Ltd	6.714799	0.000000	6.714799%
Kenneth Bryan Dart	Clarendon Hills Ltd	0.000000	0.000000	0.000000%

10. In case of proxy voting, please identify:
Name of the proxy holder
The number and % of voting rights held
The date until which the voting rights will be held

11. Additional informationxvi
N/A

Place of completion	Grand Cayman, Cayman Islands
Date of completion	17 April 2025

Name of duly authorised officer of issuer responsible for making notification:

Nancy Jiang
Assistant Secretary
British American Tobacco p.l.c.

22 April 2025

Enquiries:

British American Tobacco Media Centre
+44 (0)20 7845 2888 (24 hours) │@BATPlc

Investor Relations
Victoria Buxton: +44 (0)20 7845 2012 | IR_team@bat.com